UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 3, 2005

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive Eden Prairie Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 941-9470

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

1.             Approval of 2005 Incentive Bonus Plan

On May 3, 2005, our Compensation and Human Resources Committee approved, and our Board of Directors ratified, our incentive bonus plan for 2005 for all of our employees, known as the “Success Sharing Bonus Plan” (the “SSB Plan”).  A description of the SSB Plan is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

2.             2005 Executive Compensation Arrangements

On May 3, 2005, our Compensation and Human Resources Committee ratified the compensation arrangements effective January 1, 2005 for the Company’s “named executive officers” (defined in Regulation S-K Item 402(a)(3)).  A summary of these compensation arrangements is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

                                Not Applicable

(b)           Pro Forma Financial Information.

                                Not Applicable

(c)           Exhibits.

Exhibit No.	Description
10.1	Description of 2005 Success Sharing Bonus Plan
10.2	2005 Compensation Arrangements for Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer

Dated:   May 5, 2005

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Description of 2005 Success Sharing Bonus Plan	Filed herewith
10.2	2005 Compensation Arrangements for Named Executive Officers	Filed herewith